UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2009

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Florida	000-50357	65-0623023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Belcher Road, Pinellas Park, Florida		33782
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 520-0987

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2009, First Community Bank Corporation of America (the “Company”) and the Company’s subsidiary bank, First Community Bank of America (the “Bank”) entered into a placement agreement (the “Placement Agreement”) with Raymond James & Associates, Inc., as the exclusive placement agent (the “Placement Agent”), relating to the sale of 600,000 units (the “Units”) at $33.33 per Unit to all existing Company shareholders and others (the “Offering”). Each of the Units consists of (a) one share of the Company’s 10.00% cumulative convertible perpetual preferred stock, Series B, par value $0.01 with a liquidation preference of $25.00 per share (the “Series B Preferred Stock”) and (b) 4.165 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”). The Placement Agreement contains other terms and conditions that are generally customary for transactions of this nature. The transactions contemplated by the Placement Agreement are expected to expire on January 29, 2010, but may be extended for up to 15 days. The net proceeds from this Offering, after deducting expenses and fees, are expected to be approximately $18.9 million.

The foregoing description of the terms of the Placement Agreement is qualified in its entirety by reference to the Placement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering is being made pursuant to effective registration statements filed on Form S-1 (File Nos. 333-163198) with the Securities and Exchange Commission (the “SEC”), as supplemented by the prospectus filed on January 4, 2010 with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On December 29, 2009, the Company filed with the Florida Department of State Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation designating the Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into 10 shares of the Company’s Common Stock, subject to certain adjustments. A copy of the Articles of Amendment is included as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01	Other Events

On December 31, 2009, the Company issued a press release announcing the Offering. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated by reference herein.

On January 4, 2010, the Company issued a press release announcing the initial sale of $6.2 million of Units in a public offering and the contribution of the proceeds to the Bank on December 31, 2009. A copy of the press release is included as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Florida Department of State on December 29, 2009, incorporated herein by reference from the Company’s Registration Statement on Form S-1/A as Exhibit 3.5, dated December 29, 2009.

10.1	Placement Agreement by and between the Company and Raymond James & Associates, Inc., dated December 29, 2009.

99.1	Press Release issued by the Company on December 31, 2009

99.2	Press Release issued by the Company on January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Community Bank Corporation of America
(Registrant)
Date January 4, 2010
	By:	/S/ KENNETH P. CHERVEN
(Signature)*
Kenneth P. Cherven
President & Chief Executive Officer